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EXHIBIT 5.1

                       [LETTERHEAD OF YOCCA PATCH & YOCCA]
                            YOCCA PATCH & YOCCA, LLP
                              19900 MACARTHUR BLVD.
                                    SUITE 650
                            IRVINE, CALIFORNIA 92612
                            TELEPHONE (949) 253-0800
                            FACSIMILE (949) 253-0870

                                  May 14, 2001

Dense-Pac Microsystems, Inc.
7321 Lincoln Way
Garden Grove, California  92841

                     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

        Dense-Pac Microsystems, Inc., a California corporation (the "Company"), proposes to register an additional 1,000,000 shares of its Common Stock, no par value (the "Shares"), that it may issue and sell upon the exercise of stock options granted and to be granted from time to time under the Company's 1996 Stock Option Plan (as amended, the "Plan"). The Shares are being registered on a Registration Statement on Form S-8 under the Securities Act of 1933, as amended(the "Act"), to be filed with the Securities and Exchange Commission on or about May 14, 2001.

        In connection with rendering the opinion hereinafter expressed, we have examined originals, certified copies or other copies identified to our satisfaction of the following documents and instruments:

                        1. Restated Articles of Incorporation of the Company;

                        2. Bylaws of the Company, as amended to date;

                        3. Certain resolutions adopted by the Board Directors and shareholders of the Company; and

                        4. The Plan.

        We have obtained from public officials and from officers of the Company and examined originals or copies, identified to my satisfaction, of such other certificates, documents and other assurances as we consider necessary for the purpose of rendering the opinion hereinafter expressed.



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May 14, 2001
Dense-Pac Microsystems, Inc.
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        We have additionally consulted with officers and representatives of the
Company and have obtained such representations with respect to matters of fact as I deem necessary or advisable. We have not independently verified the content of the factual statements made to us.

        Based on the foregoing, it is our opinion that the Shares, when issued, sold and paid for in accordance with the terms of the Plan, will be duly and validly issued, fully paid and nonassessable.

        We hereby consent to this opinion being filed as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                Very truly yours,

                                /s/ YOCCA PATCH & YOCCA